GROVE REAL ESTATE ASSET TRUST

                                     BYLAWS


                                     OFFICES

0. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Trust Managers may designate.

1. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trust Managers may from time to time determine or the business of the Trust may require.
MEETINGS OF SHAREHOLDERS


0. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

1. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trust Managers and the transaction of any business within the powers of the Trust shall be held during the month of May of each year, after the delivery of the annual report, referred to in Section 11 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Trust Managers, beginning with the year 1995.

2. SPECIAL MEETINGS. The Chairman of the Board of Trust
Managers or the President or one-third of the Trust Managers may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to the cast at such meeting. Such request shall state the purpose of such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the Trust of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

3. NOTICE. Not less than ten nor more than 90 days before such meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his/her post office address as it appears on the records of the Trust, with postage thereon prepaid.

4. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

5. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust, as amended, for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting, the shareholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

6. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trust Manager. Each share may be voted for as many individuals as there are Trust Managers to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust Managers, as amended. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

7. PROXIES. A shareholder may vote the shares owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

8. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, a general partner or trustee, thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity, and if such person presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

( ) The Board of Trust Managers may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholder who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trust Managers consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

(a) Notwithstanding any other provision contained in the Declaration of Trust, as amended, or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (, as amended from time to time, or any successor statute) shall not be applicable to the voting rights of any shares of stock of the Trust currently issued or issued in the future and held by either a currently existing or future shareholder of the Trust.

9. INSPECTORS. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him/her or by a majority of them, if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector(s) on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

10. REPORTS TO SHAREHOLDERS. Not later than 90 days after the close of each fiscal year of the Trust, the Trust Managers shall deliver or cause to be delivered a report of the business and operations of the Trust during such fiscal year to the shareholders containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trust Managers may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant's certificate shall be filed by the Trust Managers with the State Department of Assessments and Taxation of Maryland, pursuant to Subtitle 4, Title 8 of the Annotated Code of Maryland (or any successor statute), (the "Maryland REIT Act") and with such other governmental agencies as may be required by law and as the Trust Managers may deem appropriate.

11. NOMINATIONS AND SHAREHOLDER BUSINESS.

( ) Annual Meetings of Shareholders.

(0) Nominations of persons for election to the Board of Trust Managers and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Trust Managers or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 12(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a)(2) and
(3).

(1) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this
Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trust Manager all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trust Managers, or is otherwise required in each case pursuant to Regulations 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trust Manager if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(2) Notwithstanding  anything in the second sentence of paragraph (a)(2) of this
Section 12 to the contrary, in the event that the number of Trust Managers to be elected to the Board of Trust Managers is increased and there is no public announcement naming all of the nominees for Trust Manager or specifying the size of the increased Board of Trust Managers made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

(a) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trust Managers may be made at a special meeting of shareholders at which Trust Managers are to be elected pursuant to the Trust's notice of meeting (i) by or at the direction of the Board of Trust Managers or (ii) provided that the Board of Trust Managers has determined that Trust Managers shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record at the time of giving of notice provided for in this
Section 12(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trust Managers to the Board of Trust Managers, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trust Manager to the elected at such meeting.

(b) General.

(0) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Trust Managers and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this
Section  12,  to  declare  that  such   defective   nomination  or  proposal  be
disregarded.

(1) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act.

(2) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

12. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                 TRUST MANAGERS

     0. GENERAL POWERS; QUALIFICATIONS. The business and affairs of the Trust shall be managed under the direction of its Board of Trust Managers. A Trust Manager shall be an individual at least 21 years of age who is not under legal disability.

1. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trust Managers shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trust
Managers may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trust Managers without other notice than such resolution.

2. SPECIAL MEETINGS. Special meetings of the Trust Managers may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Trust Managers then in office. The person or persons authorized to call special meetings of the Trust Managers may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trust Managers called by them.

3. NOTICE. Notice of any special meetings shall be given by written notice delivered personally, telegraphed or mailed to each Trust Manager at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trust Managers need be stated in the notice, unless specifically required by statute or these Bylaws.

4. QUORUM. A majority of the Trust Managers shall constitute a quorum for transaction of business at any meeting of the Trust Managers, provided that, if less than a majority of such Trust Managers are present at said meeting, a majority of the Trust Managers present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust, as amended, or these Bylaws, the vote of a majority of a particular group of Trust Managers is required for action, a quorum must also include a majority of such group.

The Trust Managers present at a meeting which has been duly called and convened may continue to transfer business until adjournment, notwithstanding the withdrawal of enough Trust Managers to leave less than a quorum.

     5. VOTING. The action of the majority of the Trust Managers present at a meeting at which a quorum is present shall be the action of the Trust Managers, unless the concurrence of a greater proportion is required for such action by applicable statute.

     6. TELEPHONE MEETINGS. Trust Managers may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

7. INFORMAL ACTION BY TRUST MANAGERS. Any action required or permitted to be taken at any meeting of the Trust Managers may be taken without a meeting, if a consent in writing to such action is signed by each Trust Manager and such written consent is filed with the minutes of proceeding of the Trust Managers.

8. VACANCIES. If for any reason any or all the Trust Managers cease to be Trust Managers, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trust Managers hereunder (even if fewer than two Trust Managers remain). Any vacancy (including a vacancy created by an increase in the number of Trust Managers) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trust Managers. Any individual so elected as Trust Manager shall hold office for the unexpired term of the Trust Manager he is replacing.

9. COMPENSATION. Trust Managers shall not receive any stated salary for their services as Trust Manager, but, by resolution of the Trust Managers, may receive fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to Trust Managers for attendance at each annual, regular or special meeting of the Trust Managers or of any committee thereof; but nothing herein contained shall be construed to preclude any Trust Manager from serving the Trust in any other capacity and receiving compensation therefor.

10. REMOVAL OF TRUST MANAGERS. The shareholders may, at any time, remove any Trust Manager in the manner provided in the Declaration of Trust, as amended.

     11. LOSS OF DEPOSITS. No Trust Manager shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

     12. SURETY BONDS. Unless required by law, no Trust Manager shall be obligated to give any bond or surety or other security for the performance of any of his duties.
13. RELIANCE. Each Trust Manager, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the advisor, accountants, appraisers or other experts or consultants selected by the Trust Managers or officers of the Trust, regardless of whether such counsel or expert may also be a Trust Manager.

14. CERTAIN RIGHTS OF TRUST MANAGERS, OFFICERS, EMPLOYEES AND AGENTS. The Trust Managers shall have no responsibility to devote their full time to the affairs of the Trust. Any Trust Manager or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust subject to the provisions of any Non-Competition Agreement or Employment Agreement between any of them and the Trust and exclusively on the terms set forth in either of those Agreements.


                                   COMMITTEES

     0. NUMBER, TENURE AND QUALIFICATIONS. The Trust Managers may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of two or more independent Trust Managers, to serve at the pleasure of the Trust Managers.

     1. POWERS.  The Trust Managers may delegate to committees  appointed  under
Section 1 of this Article any of the powers of the Trust Managers, except as prohibited by law.

     2. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trust Manager to act in the place of such absent member.

     3. TELEPHONE MEETINGS. Members of a committee of the Trust Managers may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

4. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trust Managers may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.


                                    OFFICERS

0. GENERAL PROVISIONS. The officers of the Trust may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. In addition, the Trust Managers may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trust Managers at the first meeting of the Trust Managers held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the Trust Managers may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

1. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trust Managers if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trust Managers, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

2. VACANCIES. A vacancy in any office may be filled by the Trust Manager for the balance of the term.

3. CHIEF EXECUTIVE OFFICER. The Trust Manager may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trust Managers, and for the administration of the business affairs of the Trust. In the absence of both the Chairman and the Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Trust Managers and of the shareholders at which he shall be present.

4. CHIEF OPERATING OFFICER. The Trust Managers may designate a Chief
Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trust Managers or the Chief Executive Officer.

5. CHIEF FINANCIAL OFFICER. The Trust Managers may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trust Managers or the Chief Executive Officer.

6. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over the meetings of the Trust Managers and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trust Managers or by those Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the Trust Managers.

7. PRESIDENT. In the absence of the Chairman, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the Trust Managers and the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trust Managers, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trust Managers. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trust Managers or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trust Managers from time to time.

8. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Trust Managers. The Trust Managers may designate one or more Vice Presidents as executive Vice President or as Vice President for particular areas of responsibility.

9. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trust Managers and committees of the Trust Managers in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Trust Managers.

10. TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trust Managers.

He shall disburse the funds of the Trust as may be ordered by the Trust Managers, taking proper vouchers for such disbursements, and shall render to the President and Trust Managers, at the regular meetings of the Trust Managers or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust.

If required by the Trust Managers, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trust Managers for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The
Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Trust Managers. The Assistant Treasurers shall, if required by the Trust Managers, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trust Managers.

     12. SALARIES. The salaries of the officers shall be fixed from time to time by the Trust Managers and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trust Manager.

                      CONTRACTS, LOANS CHECKS AND DEPOSITS

0. CONTRACTS. The Trust Manager may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trust Managers or by an authorized person shall be valid and binding upon the Trust Managers and upon the Trust when authorized or ratified by action of the Trust Managers.

1. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trust Managers.

     2. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trust Managers may designate.

                                     SHARES

0. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

1. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

2. LOST CERTIFICATE. The Trust Managers (or any officer or officers designated by them) may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Trust Managers (or any officer or officers designated by them) may, in his or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as he or they shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

3. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The
Trust Managers may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholder entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purposes. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

In lieu of fixing a record date, the Trust Managers may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trust Managers, declaring the dividend or allotment for rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

4. STOCK LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder. 5. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trust Managers may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust, as amended, or these Bylaws, the Trust Managers may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trust Managers may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.


                                 ACCOUNTING YEAR

                   The Trust Managers shall have the power, from time to time, to fix the fiscal year of the trust by a duly adopted resolution.


                                    DIVIDENDS

0. DECLARATION. Dividends upon the shares of the Trust may be declared by the Trust Managers, subject to the provisions of law and the Declaration of Trust, as amended. Dividends may be paid in cash, property of shares of the Trust, subject to the provisions of law and the Declaration of Trust, as amended.

1. CONTINGENCIES. Before payment of any dividends there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trust Managers may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trust Managers shall determine to be in the best interest of the Trust, and the Trust Managers may modify or abolish any such reserve in the manner in which it was created.


                      PROHIBITED INVESTMENTS AND ACTIVITIES

                   Notwithstanding anything to the contrary in the Declaration of Trust, as amended, the Trust shall not make any interests of the Trust, and will not, without the approval of a majority of the disinterested Trust Managers, (i) acquire from or sell to any Trust Manager, officer or employee of the Trust, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trust Manager, officer or employee of the Trust owns more than a one percent interest or any affiliate of any of the foregoing, any of the assets or other property of the Trust, except for the acquisition, directly or indirectly of certain properties and partnership interests in connection with the initial public offering of shares by the Trust, which properties and partnership interests shall be described in the prospectus relating to such initial public offering, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons. Each such transaction will be in all respects on such terms as are, as the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust.


                                      SEAL

0. SEAL. The Trust Managers may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its organization. The Trust Managers may authorize one or more duplicate seals and provide for the custody thereof.

1. AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                    INDEMNIFICATION AND ADVANCES FOR EXPENSES

                   To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trust Managers, officer or shareholder or any former Trust Managers, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trust Manager, officer or shareholder at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trust manager of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in proceeding to which he was made a party by reason of service in connection with the proceeding, (b) any Trust Manager or officer or any former Trust Manager or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trust Manager, officer or shareholder or former Trust Manager, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a Trust Manager or officer, the Trust shall have received (i) a written affirmation by the Trust Manager or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trust Managers, provide such indemnification and payment or reimbursement of expenses to any Trust Manager, officer or shareholder or any former Trust Manager, officer or shareholder who served a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust, as amended, or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                   Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations. The Trust may provide the Trust extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations. In the event of a conflict between these Bylaws and the terms of any Indemnification Agreement between the Trust and any Trust Manager of Executive Officer of the Trust, the terms of the Indemnification Agreement shall prevail.


                                WAIVER OF NOTICE

                   Whenever any notice is required to be given pursuant to the Declaration of Trust, as amended, or Bylaws or pursuant to or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                               AMENDMENT OF BYLAWS

                   The Trust Manager shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws. Notwithstanding the preceding sentence, Article II, Section 9(c) of these Bylaws may be amended or repealed only upon the affirmative vote of a majority of all votes entitled to be voted by the shareholders of the Trust.

                                    *********
                     Adopted by the Board of Trust Managers
                    of Grove Real Estate Asset Trust on March
                                    10, 1997.